UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) August 2, 2007 (July 27, 2007)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas 77027
(Address of principal executive offices)

(713) 780-9926
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Chief Accounting Officer.  Effective July 27, 2007, James Katosic, age 48, was appointed Chief Accounting Officer of the Company.

Mr. Katosic was previously employed by Hydril Company LP, a designer and manufacturer of premium connections and pressure control products for the oil and gas industry, as the Corporate Controller since 2004.  Prior to that, from 1995 to 2004 he served in various financial and reporting roles with Baker Hughes Inteq, a provider of drilling technologies and services.

Letter Agreement with James Katosic.  Effective July 27, 2007, the Company entered into a letter agreement with Mr. Katosic (the “Katosic Agreement”). Pursuant to the Katosic Agreement, Mr. Katosic will receive (i) an annual base salary of $190,000; (ii) a cash sign-on bonus of $25,000; and (iii) eligibility for an annual incentive cash award under the Company’s Cash Incentive Bonus Plan targeted at 30% of base salary.

Mr. Katosic’s employment is for a term of one year beginning on July 27, 2007, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Katosic’s employment is terminated by the Company for a reason other than death, disability or Cause (as defined in the Katosic Letter Agreement) in connection with, based upon, or within 12 months after, a Change in Control, then the Company shall provide Mr. Katosic (i) a lump sum cash payment equal to the sum of: (A) 1.5 times Mr. Katosic’s annual base salary at the rate in effect under the Katosic Letter Agreement on the date of termination (or, if higher, Mr. Katosic’s annual base salary in effect immediately prior to the Change in Control), (B) 1.5 times the higher of (1) Mr. Katosic’s highest annual bonus paid during the three most recent fiscal years or (2) Mr. Katosic’s Target Bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which Mr. Katosic’s date of termination occurs, and (C) any bonus that Mr. Katosic has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to Mr. Katosic by the Company; and (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by the Company to Mr. Katosic shall become fully vested and immediately exercisable in full on the date of termination of Mr. Katosic’s employment.

Restricted Stock and Option Awards to James Katosic.  Pursuant to the 2004 Stock Incentive Plan and the Katosic Agreement, subject to Board approval when all annual equity awards are approved, Mr. Katosic will be granted an equity award with a total value of $125,000, consisting of an equal number of restricted shares and options to purchase common stock.  Such equity awards shall include the same vesting and lapse of restrictions as all equity awards granted by the Board at that time.

The foregoing description of Mr. Katosic’s restricted stock and option awards is qualified in its entirety by reference to the form of such stock and option award agreements, copies of which were filed as Exhibit 10.1 to our Current Report on Form 8-K dated September 7, 2005 and Exhibit 10.4 to our Current Report on Form 8-K dated March 16, 2005, respectively, and are incorporated by reference into this Item 5.02.

Appointment of Global Director of Technical Services.  Effective July 30, 2007, Ray Hoover, age 51, was promoted to Global Director of Technical Services of the Company.  Previously, Mr. Hoover served as the Company’s Director of U.S. operations since 2003.  Prior to joining Trico, Mr. Hoover spent 14 years at ENSCO Marine Company, a maritime transportation company, in roles ranging from port engineer up to manager of operations.

Employment Agreement with Ray Hoover. Effective July 30, 2007, the Company entered into an employment agreement with Mr. Hoover (the “Hoover Agreement”). Pursuant to the terms of the Hoover Agreement, Mr. Hoover will receive an annual base salary of $170,000.  Mr. Hoover will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any).  Mr. Hoover’s cash bonus award for 2007 shall be no lower than $34,500, the target bonus he would have received under the Company’s annual cash incentive plan.  Mr. Hoover will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Hoover Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Hoover’s employment and for a period of one year thereafter.

Mr. Hoover’s employment is effective for a term of one year beginning on July 30, 2007, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur.  If Mr. Hoover’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Hoover shall terminate with the termination of his employment.  However, if Mr. Hoover’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Hoover terminates his employment with the Company for good reason, then Mr. Hoover will be entitled to the following termination benefits:  (i) a lump sum cash payment equal to the sum of: (A) 1.5 times his annual base salary at the rate in effect on the date of termination of his employment, (B) the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by Company to Employee shall become fully vested and immediately exercisable in full on the date of termination of Employee’s employment; and (iii) health coverage.

Restricted Stock and Option Awards to Ray Hoover. Pursuant to the 2004 Stock Incentive Plan and the Hoover Agreement, subject to Board approval when all annual equity awards are approved, Mr. Hoover shall be granted 5,000 shares of restricted stock and options to purchase 5,000 shares of the Company’s common stock.  Such equity awards shall include the same vesting and lapse of restrictions as all equity awards granted by the Board at that time.

The foregoing description of Mr. Hoover’s restricted stock and option awards is qualified in its entirety by reference to the form of such stock and option award agreements, copies of which were filed as Exhibit 10.1 to our Current Report on Form 8-K dated September 7, 2005 and Exhibit 10.4 to our Current Report on Form 8-K dated March 16, 2005, respectively, and are incorporated by reference into this Item 5.02.

Annual Incentive Plan Participation for Ray Hoover.  For the remainder of fiscal year ending December 31, 2007 (the “2007 Fiscal Year”), Mr. Hoover will participate in the Company’s Annual Incentive Plan (the “Incentive Plan”), on a pro-rated basis based on the portion of the year during which he serves as Global Director of Technical Services.  The payout multiples and target mix and weighting of the performance goals under the Incentive Plan for Mr. Hoover as Global Director of Technical Services for the 2007 Fiscal Year will be as follows:

Payout Multiples
Threshold Incentive Compensation (% of base salary)	25%
Target Incentive Compensation (% of base salary)	50%
Maximum Incentive Compensation (% of base salary)	100%

Performance Measures
Safety	10%
Corporate EBITDA	35%
Return on Capital	20%
Days Sales Outstanding (US/North Sea)	7.5% / 7.5%
Individual	20%

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2005).
10.2	Form of Executive Option Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 16, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

Dated: August 2, 2007	By:	/s/ Rishi A. Varma
Rishi A. Varma
Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2005).
10.2	Form of Executive Option Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 16, 2005).